SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 5, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-99.1 PRESS RELEASE, DATED MAY 5, 2003
EX-99.2 FINANCIAL TABLES ACCOMPANYING EXHIBIT 99.1

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding WebMD’s guidance on future financial results and other projections or measures of future performance of WebMD; the amount and timing of the benefits expected from strategic initiatives and acquisitions; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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     This Current Report on Form 8-K includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: income before taxes, restructuring, non-cash and other items and related per share amounts. WebMD believes that the presentation of those non-GAAP measures, and changes in those measures, provides additional information that may be useful to investors. The tables included in Exhibit 99.2 hereto contain GAAP financial measures and a reconciliation between GAAP and non-GAAP financial measures. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures.

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     ITEM 5.       OTHER EVENTS

     On May 5, 2003, WebMD Corporation announced the following information regarding our results for the quarter ended March 31, 2003:

Key Financial Highlights

Our revenues for the quarter ended March 31, 2003 were $234.7 million compared to $225.9 million last year, an increase of 4%. Net loss for the quarter was ($7.4) million or ($0.02) per share compared to ($29.6) million or ($0.09) per share a year ago. Cash flow from operations for the quarter was $34.0 million. As of March 31, 2003, we had $685.5 million in cash and short and long-term marketable debt securities, an increase of $45.8 million from December 31, 2002.

Segment Operating Results

WebMD Envoy. Revenues for our Transaction Services segment, WebMD Envoy, were $115.5 million for the March 2003 quarter, a decrease of 2% from last year. Income before interest, taxes, restructuring, non-cash and other items was $24.1 million, an increase of 37% from last year.

WebMD Medical Manager. Revenues for our Physician Services segment, WebMD Medical Manager, were $72.0 million for the March 2003 quarter, an increase of 9% from last year. Income before interest, taxes, restructuring, non-cash and other items was $6.3 million, which is equal to last year.

WebMD Health. Revenues for our Portal Services segment, WebMD Health, were $22.2 million for the March 2003 quarter, an increase of 30% from last year. Income before interest, taxes, restructuring, non-cash and other items was $4.0 million, an improvement of $8.9 million from last year.

Porex. Revenues for our Plastic Technologies segment, Porex, were $30.5 million for the March 2003 quarter, an increase of 3% from last year. Income before interest, taxes, restructuring, non-cash and other items was $7.3 million, a decrease of $0.3 million from last year.

Management Changes

     On May 5, 2003, we also announced that Roger C. Holstein has been appointed our Chief Executive Officer. We had previously announced that we intended to separate the role of Chairman and Chief Executive Officer. Martin J. Wygod will remain as Chairman and will focus on the overall strategy, strategic relationships and transactions that will create long-term value for stockholders. Anthony Vuolo, our Chief Financial Officer, will transition from his current role to Executive Vice President, Business Development. Kirk Layman, who has been with us since 1997 and is currently Executive Vice President, Administration will become acting Chief Financial Officer as of May 15, 2003. Mr. Layman was Chief Accounting Officer of Medical Manager Corporation until the time of its acquisition by WebMD and prior to that was a partner at Arthur Andersen.

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     ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits

The following exhibits are filed herewith:

99.1	Press Release issued by WebMD Corporation, dated May 5, 2003

99.2	Financial Tables Accompanying Exhibit 99.1

     ITEM 9.       REGULATION FD DISCLOSURE

     On May 5, 2003, WebMD Corporation issued a press release announcing first quarter 2003 earnings and certain management changes. A copy of the press release is attached as Exhibit 99.1. The press release was accompanied by the financial tables included in Exhibit 99.2.

     The information in Exhibits 99.1 and 99.2 is being furnished, in accordance with SEC Release No. 33-8216, pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: May 5, 2003	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by WebMD Corporation, dated May 5, 2003

99.2	Financial Tables Accompanying Exhibit 99.1

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